Exhibit (11)


             [Coopers & Lybrand L.L.P. Letterhead]


               CONSENT OF INDEPENDENT ACCOUNTANTS

                        ________________



We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement of MBL Variable Contract Account-7 on Form N-3 (File No. 333-01151) of our report dated February 10, 1997, on our audit of the financial statements and financial highlights of MBL Variable Contract Account-7 and the inclusion of our report dated February 11, 1997, except for Note 14, which is dated February 24, 1997, on our audit on the financial statements of MBL Life Assurance Corporation.

We  also  consent to the reference of our firm under the  caption
"Financial   Statements"   in   the   Statement   of   Additional
Information.


                    COOPERS & LYBRAND L.L.P.



Parsippany, New Jersey
April 28, 1997


                                                     Exhibit (11)

                [Arthur Andersen LLP Letterhead]

            REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Management Committee and Contract Holders

     Mutual Benefit Variable Contract Account-7:


We have audited the accompanying financial highlights of Mutual Benefit Variable Contract Account-7 (the "Account") for each of the two years in the period ended December 31, 1993. The financial highlights are the responsibility of the Account's management. Our responsibility is to express an opinion on these financial highlights based on our audits. The financial highlights for each of the 6 years in the period ended December 31, 1991 were audited by other auditors whose reported dated February 21, 1992 included explanatory comments on the matter described below.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial highlights. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial highlight presentation. We believe that our audits provide a reasonable basis for our opinion.

On  July  16, 1991, the Superior Court of New Jersey  entered  an
order   (the   "Order")  appointing  the  New  Jersey   Insurance
Commissioner   as  Rehabilitator  of  The  Mutual  Benefit   Life
Insurance Company.

In  our  opinion,  the  financial highlights  referred  to  above present fairly, in all material respects, the financial highlights of Mutual Benefit Variable Contract Account-7 for each of the two years in the period then ended December 31, 1993 in conformity with generally accepted accounting principles.

                                   ARTHUR ANDERSEN, LLP


Roseland, New Jersey
February 7, 1994

                                                     Exhibit (11)


                [Arthur Andersen LLP Letterhead]


           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To MBL Variable Contract Account-7


As independent public accountants, we hereby consent to the use of our report dated February 7, 1994 on the financial highlights of MBL Variable Contract Account-7 and to all references to our firm included in or made a part of this registration statement.


                              ARTHUR ANDERSEN LLP


Roseland, New Jersey
April 29, 1997